UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2007

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014
(Address of principal executive offices) (Zip Code)

(212) 645-1405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

ImClone Systems Incorporated and Bristol-Myers Squibb Company issued a press release on July 27, 2007 announcing that the companies have amended the terms of their agreement for the co-development and co-promotion of ERBITUX® (Cetuximab) in North America.  Under this amendment, the companies have jointly agreed to expand the investment in the ongoing clinical development plan for ERBITUX by up to several hundred million dollars. With this additional funding, the companies will conduct numerous Phase II and Phase III clinical trials that will further explore the activity of ERBITUX in a wide variety of therapeutic settings not previously explored. Costs for these additional clinical trials, up to a threshold value for each year, will be the sole responsibility of Bristol-Myers Squibb; costs in excess of this threshold will be shared by both companies according to a pre-determined ratio.

The text of this press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
Senior Vice President and
Dated: July 30, 2007	General Counsel